                                  EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Directors' Deferred Compensation Plan of GTx, Inc. of our report dated January 30, 2004, except for Note 13, as to which the date is March 16, 2004, with respect to the financial statements of GTx, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Memphis, Tennessee
September 7, 2004